UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2020

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665			61-1770902
Delaware	001-07541			13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

8501 Williams Road
	Estero,	Florida	33928
	239	301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	par value $0.01 per share	HTZ	New York Stock Exchange
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
In March 2020, the World Health Organization declared a pandemic resulting from the COVID-19 viral disease. As a result of the pandemic, Hertz Global Holdings, Inc. and The Hertz Corporation (collectively, “Hertz” or the “Company”) and their subsidiaries have experienced a rapid, sudden and dramatic negative impact on their businesses. While the Company has taken aggressive action to eliminate costs, the Company faces significant ongoing operating expenses, including monthly payments under its Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement Series 2013-G1 (the “Operating Lease”), pursuant to which Hertz leases vehicles used in its day-to-day United States rental car fleet operations from its special-purpose vehicle finance subsidiary. In light of the impact of the pandemic and the uncertainty about the timing and strength of any recovery in the Company’s markets, the Company is taking aggressive actions to preserve liquidity to support its ongoing operations. In this regard, the Company has been engaged in discussions with certain of its senior credit facility lenders (the “Senior Credit Facilities Lenders”) and certain of the holders of its vehicle finance subsidiary’s notes (the “VFN Noteholders”), among other things, to temporarily reduce the required payments under the Operating Lease. As those discussions have continued, on April 27, 2020, Hertz did not make certain payments in accordance with the Operating Lease. If such payments are not made by the end of a grace period on May 4, 2020, and a sufficient amount of Hertz’ Senior Credit Lenders and VFN Noteholders do not agree to waive any resulting default or forbear from exercising remedies, Hertz could be materially and negatively impacted. Although Hertz has received the required support from VFN Noteholders, it has not yet received sufficient support for the required waivers from other required lenders. Hertz is continuing to engage in ongoing discussions with such lenders to reduce its obligations under the Operating Lease and avoid certain consequences of the payments not made on April 27, 2020 under the Operating Lease.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains "forward-looking statements" within the meaning of federal securities laws, including statements related to our liquidity and fleet financing expectations and the expected effects on our business, financial condition and results of operations due to the spread of the COVID-19 virus. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those in our risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 25, 2020. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this filing, and we undertake no obligation to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ JAMERE JACKSON
Name:	Jamere Jackson
Title:	Executive Vice President and Chief Financial Officer
Date:  April 29, 2020